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Elite IR

Leslie J. Richardson, Partner

Leslie.richardson@elite-ir.com

China Precision Steel Announces Reverse Stock Split to Maintain NASDAQ Bid Price Compliance

SHANGHAI, China, August 29, 2012—China Precision Steel Inc. (Nasdaq: CPSL), a niche precision steel processing company principally engaged in producing and selling high precision cold-rolled steel products, announced today that it effected a reverse split of its common stock at a ratio of 1 share of common stock for every 12 shares. The reverse stock split became effective on August 27, 2012 and commenced trading on the NASDAQ Capital Market on a post-split basis just prior to market open on Tuesday, August 28, 2012. China Precision Steel’s common stock will continue to be traded on the NASDAQ Capital Market under the symbol "CPSL". CPSL’s Board of Directors were authorized by CPSL stockholders to effect the reverse split at the annual meeting of stockholders held on June 29, 2012.

As a result of the reverse split, every twelve shares of China Precision Steel’s issued and outstanding common stock was converted automatically into one issued and outstanding share of its common stock without any change in the par value per share or any need to surrender stock certificates. The reverse split will reduce the number of outstanding shares of China Precision Steel’s common stock from approximately 46.6 million shares to approximately 3.9 million shares. Proportional adjustments will be made to the number of shares of China Precision Steel’s common stock issuable upon exercise or conversion of China Precision Steel’s outstanding equity awards, as well as the applicable exercise price.

Mr. Hai Sheng Chen, Chief Executive Officer, stated, “We are effecting this reverse stock split to raise China Precision Steel’s common stock price in order to regain compliance with the NASDAQ Capital Market’s minimum bid price requirement for continued listing. With our bid price compliance addressed we plan to focus our attention on continuing to produce precision steel products for our customers while taking measures to try to improve our operating efficiencies, despite the difficult macro-economic environment.”

About China Precision Steel

China Precision Steel, Inc. is a niche precision steel processing company principally engaged in the production and sale of high precision, cold-rolled steel products and provides value added services such as heat treatment and cutting medium and high carbon, hot-rolled steel strips. China Precision Steel’s high precision, ultra-thin, high strength (7.5 mm to 0.05 mm) cold-rolled steel products are mainly used in the production of automotive components, food packaging materials, saw blades and textile needles. The Company primarily sells to manufacturers in the People’s Republic of China and is expanding into overseas markets such as Nigeria, Thailand, Indonesia and the Philippines. China Precision Steel was incorporated in 2002 and is headquartered in Sheung Wan, Hong Kong. Additional information can be found at the Company’s website http://chinaprecisionsteelinc.com.

Forward-looking Statements

This press release may contain forward-looking statements regarding China Precision Steel, Inc. (the “Company”) within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact included herein are "forward-looking statements" including statements regarding: the ability of the Company to maintain compliance with the NASDAQ Capital Market’s minimum bid price requirement for continued listing; the general ability of the Company to achieve its commercial objectives, including the Company’s plan to implement measures to improve operating efficiencies; the business strategy, plans and objectives of the Company and its subsidiaries; and any other statements of non-historical information. These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "seeks," “should,” “could,” "intends," or "projects" or similar expressions, involve known and unknown risks and uncertainties. These statements are based upon the Company's current expectations and speak only as of the date hereof. Any indication of the merits of a claim does not necessarily mean the claim will prevail at trial or otherwise. Financial performance in one fiscal period does not necessarily mean continued or better performance in the future. The Company's actual results in any endeavor may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties discussed in the Company’s filings at www.sec.gov, which factors or uncertainties may be beyond our ability to foresee or control. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.